EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of NexxNow, Inc. (the "Company") on Form 10-K for the year ending March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary Berthold, Chief Executive Officer and I, Sterling Shepperd, Chief Financial Officer,of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

July 14 2010

/s/ GARY BERTHOLD ___________________________ Gary Berthold Chief Executive Officer /s/ JAN KAPLAN ___________________________ JAN KAPLAN Chief Financial Officer